EXHIBIT 20.1(m)

                          CITIBANK OMNI-S MASTER TRUST
                               (formerly known as
                      Sears Credit Account Master Trust II)
                                  SERIES 2002-1

                              2004 ANNUAL STATEMENT

     Pursuant to the terms of the letter issued by the Securities and Exchange Commission dated August 24, 1995 (granting relief to the Trust from certain reporting requirements of the Securities Exchange Act of 1934, as amended), aggregated information regarding the performance of Accounts and payments to Investor Certificateholders in respect of the Due Periods related to the twelve Distribution Dates which occurred in 2004 is set forth below.



     1)  The total amount of the distribution to Investor
         Certificateholders during 2004, per $1,000 interest.
         Class A                                                       $15.07
         Class B                                                       $17.81
         Class C                                                        $0.00



     2) The amount of the distribution set forth in paragraph 1 above in respect of interest on the Investor Certificates, per $1,000 interest.
         Class A                                                       $15.07
         Class B                                                       $17.81
         Class C                                                        $0.00


     3) The amount of the distribution set forth in paragraph 1 above in respect of principal on the Investor Certificates, per $1,000 interest.
         Class A                                                        $0.00
         Class B                                                        $0.00
         Class C                                                        $0.00


     4)  The aggregate amount of Collections of Principal Receivables processed
         during the related Due Periods.                   $13,523,548,963.91


     5)  The aggregate amount of Collections of Finance Charge Receivables
         processed during the related Due Periods.          $3,071,766,989.33


     6) The aggregate amount of Collections of Principal Receivables processed during the related Due Periods which were allocated
         in respect of the Investor Certificates.           $8,747,832,845.24


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     7)  The aggregate amount of Collections of Finance Charge Receivables processed during the related Due Periods which were allocated
         in respect of the Investor Certificates.           $1,990,261,912.28


     8) The aggregate amount of Additional Allocable Amounts processed during the related Due Periods which were allocated in respect of
         the Investor Certificates.                           $115,531,744.59


     9) The aggregate amount of Collections of Principal Receivables processed during the related Due Periods which were allocated
         in respect of the Seller Certificates.             $4,775,716,118.67


     10) The aggregate amount of Collections of Finance Charge Receivables processed during the related Due Periods which were allocated
         in respect of the Seller Certificates.             $1,081,505,077.05


     11) The aggregate amount of Additional Allocable Amounts processed during the related Due Periods which were allocated in respect of
         the Seller Certificates.                                       $0.00


     12) The excess of the Investor Charge-Off Amount over the sum of (i) payments in respect of the Available Subordinated Amount and (ii) Excess Servicing, if any (an "Investor Loss"), per
         $1,000 interest.                                               $0.00


     13) The aggregate amount of Investor Losses in the Trust as of the end of
         the day on December 15, 2004, per $1,000 interest.             $0.00


     14) The total reimbursed to the Trust from the sum of the Available subordinated Amount and Excess Servicing, if any, in respect of
         Investor Losses, per $1,000 interest.                          $0.00


     15) The amount of the Investor Monthly Servicing Fee payable by the Trust
         to the Servicer.                                     $212,183,004.62


     16) The Class A and Class B Controlled Amortization Amount Shortfall, as of
         the end of the reportable year.                                $0.00